Exhibit 99.1

Contact:    Robert Bowen, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation: 978-266-3010

www.cytyc.com

Leslie Wolf-Creutzfeldt/Lauren Levine

Media: Sean Leous

FD Morgen-Walke: 212-850-5600

Lloyd Benson/Wendy Williams

Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC REPORTS RECORD SALES AND UNIT VOLUME

Quarterly Sequential ThinPrep® Pap Test Volume up 10 Percent

Boxborough, MA, July 23, 2003 — Cytyc Corporation (Nasdaq:CYTC) today announced results for the second quarter and six months ended June 30, 2003. Revenues for the quarter rose 78 percent to $76.7 million compared to $43.2 million for the second quarter of 2002. Diluted earnings per share increased to $0.16 compared to a loss of $0.01 reported in the second quarter of 2002. Net income increased to $18.4 million compared to a loss of $1.6 million in the second quarter of 2002. Net income for the second quarter of 2002 included non-recurring pre-tax expenses of $6.1 million, or $0.03 per diluted share, associated with the terminated merger with Digene Corporation.

Revenues for the six months ended June 30, 2003, rose 34 percent to $149.3 million, compared to revenues of $111.2 million for the same period of 2002. Net income grew to $38.1 million, or $0.33 per diluted share, compared to net income of $16.0 million, or $0.13 per diluted share for the same period of 2002.

Patrick J. Sullivan, Cytyc’s chairman, president and chief executive officer, commented, “We are extremely pleased with the second quarter financial performance which was driven by 10 percent quarterly sequential volume growth of the ThinPrep® Pap Test. In addition, we achieved major milestones in all areas of our growth initiatives, the most notable of which included FDA approval of the ThinPrep® Imaging System, the endorsement of the American Society of Breast Surgeons along with expanded reimbursement coverage of the FirstCyte™ Breast Test, and the U. K. NICE Appraisals Committee’s preliminary evaluation report recommending liquid-based cytology for women in the U.K.” Mr. Sullivan continued, “In our business development efforts, we announced collaborative research agreements with Harvard Medical School and Northeastern University, demonstrating our commitment to research and development of molecular diagnostics.”

Cytyc management will discuss second quarter results, business highlights and future expectations during a conference call on July 23, at 5:00 p.m. (Eastern). The call will be hosted by Patrick Sullivan, chairman, president, and chief executive officer, Robert Bowen, vice president and chief financial officer, Christopher Bleck, vice president of commercial operations, and Daniel Levangie, president and chief executive officer of Cytyc Health Corporation. A webcast and replay of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, where the event will be available for replay approximately two hours following the webcast until August 3, 2003. Those without web access may access the call by calling 706-643-1940 or 888-211-1382. A telephonic replay of the call will be available through August 3, 2003, by calling 800-642-1687 (Reservation number: 1671548). International participants may dial 706-645-9291; the reservation number is the same.

Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte™ Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrepñ Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc and ThinPrep are registered trademarks of Cytyc Corporation. FirstCyte is a trademark of Cytyc Corporation for which registration has been applied.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s future financial condition, operating results and economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2002 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

–  TABLES FOLLOW  –

Cytyc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2003	2002
Assets
Current assets:
Cash and investment securities	$153,257	$163,744
Accounts receivable, net	40,799	34,066
Inventories	12,864	11,012
Other current assets	4,129	2,046

Total current assets	211,049	210,868

Property and equipment, net	28,664	27,281
Other assets, net	117,791	123,477

Total Assets	$357,504	$361,626

Liabilities and Stockholders' Equity
Current liabilities	$39,291	$36,585
Non-current liabilities	66	313
Stockholders' equity	318,147	324,728

Total Liabilities and Stockholders' Equity	$357,504	$361,626

Cytyc Corporation

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2003	2002
Net sales	$76,688	$43,175
Cost of sales	15,208	11,326

Gross profit	61,480	31,849

Operating expenses:
Research and development	3,822	4,502
Sales and marketing	21,092	18,724
General and administrative	6,837	5,585
Expenses related to terminated merger	—	6,114

Total operating expenses	31,751	34,925

Income (loss) from operations	29,729	(3,076)

Other income, net:
Interest income	679	884
Other income (expense)	200	(312)

Total other income, net	879	572

Income (loss) before provision for income taxes	30,608	(2,504)
Provision for income taxes	12,243	(952)

Net income (loss)	$18,365	$(1,552)

Net income (loss) per common and potential common share:
Basic	$0.17	$(0.01)

Diluted	$0.16	$(0.01)

Weighted average common and potential common shares outstanding:
Basic	111,069	122,676

Diluted	112,666	122,676

Cytyc Corporation

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2003	2002
Net sales	$149,308	$111,210
Cost of sales	27,575	23,936

Gross profit	121,733	87,274

Operating expenses:
Research and development	6,777	8,691
Sales and marketing	40,000	35,809
General and administrative	12,906	12,300
Expenses related to terminated merger	—	6,114

Total operating expenses	59,683	62,914

Income from operations	62,050	24,360

Other income, net:
Interest income	1,407	1,783
Other income (expense)	88	(262)

Total other income, net	1,495	1,521

Income before provision for income taxes	63,545	25,881
Provision for income taxes	25,426	9,835

Net income	$38,119	$16,046

Net income per common and potential common share:
Basic	$0.34	$0.13

Diluted	$0.33	$0.13

Weighted average common and potential common shares outstanding:
Basic	112,244	122,228

Diluted	113,986	125,545

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